Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Kar-Tess Holding, a Société á responsabilitè Limitée organized under the laws of Luxembourg, Boval S.A., a corporation organized under the laws of Luxembourg, O&R Holdings Ltd., a corporation organized under the laws of the British Virgin Islands, Boval Limited, a limited liability company organized under the laws of the Republic of Cyprus, Lavonos Ltd., a corporation organized under the laws of the British Virgin Islands, Torval Investment Corp., a corporation organized under the laws of The Bahamas, Truad Verwaltungs AG, as Trustee, a corporation organized under the laws of Switzerland, George A. David, Anastasios I. Leventis, Christodoulos R. Leventis and Anastassis David, agree to the joint filing of a statement on Schedule 13D in respect of the ordinary shares of Coca-Cola HBC AG, including any amendments thereto, further agree that this joint filing agreement be included as any exhibit to any such Schedule 13D, and have duly executed this joint filing agreement as of the date set forth below.

Dated:    July 15, 2014

KAR-TESS HOLDING

By:	*
Danielle Schroeder
Director

By:	/s/ Robert Ryan Rudolph
Robert Ryan Rudolph
Director

BOVAL S.A.

By:	*
Danielle Schroeder
Director

By:	*
Michael Staub
Director

O&R HOLDINGS LTD.

By:	/s/ Robert Ryan Rudolph
Robert Ryan Rudolph
Director

BOVAL LIMITED

By:	CHELCO MANAGEMENT SERVICES LIMITED, as Director

By:	*
Popi Savva
Director

LAVONOS LTD.

By:	*
Michael Staub
Director

TORVAL INVESTMENT CORP.

By:	*
Patrick K. Oesch
Director

By:	*
Michael Staub
Director

TRUAD VERWALTUNGS AG,
as Trustee

By:	/s/ Ryan Rudolph
Ryan Rudolph
Director

*
George A. David

*
Anastasios I. Leventis

*
Christos Leventis

*
Anastassis David

*By:	/s/ Robert Ryan Rudolph
Robert Ryan Rudolph
Attorney-in-Fact